Exhibit 3.1

THIRDFOURTH AMENDED AND RESTATED BYLAWS OF DOUGLAS DYNAMICS, INC. (A DELAWARE CORPORATION) ARTICLE I. CORPORATE OFFICES Section 1.01 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation. Section 1.02 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE II. MEETINGS OF STOCKHOLDERS Section 2.01 Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as may be determined by the Board of Directors. Section 2.02 Special Meeting. Subject to the rights of the holders of any series of preferred stock, a special meeting of the stockholders may be called at any time only by a majority of the Board of Directors. Section 2.03 Notice of Stockholders’ Meetings. (a) Notice of the place, if any, date, and time of all meetings of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An 4832-0994-3628.2 affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL. (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.07(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. (c) Notice of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Section 2.04 Organization. (a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a Chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof. (b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. 2 -

majority of the remaining directors then in office, though less than a quorum, and directors so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Section 3.04 Resignations and Removal. (a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. (b) Except for such additional directors, if any, as are elected by the holders of any series of preferred stock as provided for or fixed pursuant to the provisions of Article IV of the Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Section 3.05 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided that no fewer than one regular meeting per year shall be held. A notice of each regular meeting shall not be required. Section 3.06 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President and Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. Notice of any meeting need not be given to director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting. Section 3.07 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Section 3.08 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors. The Chairman of the meeting or a majority of the directors present may adjourn the 10 -

meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum. Section 3.09 Board of Directors Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Section 3.10 Chairman of the Board. The Board of Directors may choose from among them a Chairman of the Board who shall serve in such role until such person’s successor shall have been elected. The Chairman of the Board must be a director, but need not be an employee or officer of the Corporation. The Chairman of the Board, if any, shall preside at meetings of stockholders (except as otherwise provided in Section 2.04(a)) and meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside. Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper. Section 3.12 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.12 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services. Section 3.13 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. ARTICLE IV. COMMITTEES Section 4.01 Committees of the Board of Directors. The Board of Directors may, by resolution, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may 11 -

unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Section 4.02 Meetings and Action of Committees. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. ARTICLE V. OFFICERS Section 5.01 Officers. The officers of the Corporation shall consist of a President and Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, which may include a Chief Operating Officer, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. If the Chairman of the Board is an employee of the Corporation, the Board of Directors may, in its discretion, choose to make such person an officer with the title Executive Chairman. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any two of such offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. Section 5.02 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment. Section 5.03 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified. Section 5.04 Executive Chairman. The Executive Chairman must be a director of the Company. Except where by law the signature of the President is required, the Executive Chairman, if any, shall possess the same power as the President and Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. 12 -

In addition to the duties set forth in Section 3.10 of these Bylaws, the Executive Chairman shall also perform such other duties and may exercise such other powers as set forth in these Bylaws or as determined by the Board of Directors. Section 5.05 Section 5.04 President and Chief Executive Officer. The President and Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation and shall be responsible for corporate policy and strategy. Except for the Executive Chairman and unless as otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the President and Chief Executive Officer or as otherwise determined by the President and Chief Executive Officer. The President and Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors. Section 5.06 Section 5.05 Chief Operating Officer. If the Board elects a Chief Operating Officer, then such Chief Operating Officer shall have general responsibility for the management and control of the operations of the Corporation. The Chief Operating Officer shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the President and Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or as the Board of Directors may from time to time determine. Section 5.07 Section 5.06 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or as the Board of Directors may from time to time determine. Section 5.08 Section 5.07 Vice Presidents. TheA Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the President and Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or as the Board of Directors may from time to time determine. Section 5.09 Section 5.08 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or as the Board of Directors may from time to time determine. Section 5.10 Section 5.09 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with any adviceand advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or the Chief Operating Officer, if any, or as the Board of Directors may from time to time determine. 13 -

Section 5.11 Section 5.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the President and Chief Executive Officer or as the Board of Directors may from time to time determine. Section 5.12 Section 5.11 Additional Matters. The President and Chief Executive Officer and the Chief Operating Officer, if any, of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors. Section 5.13 Section 5.12 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments. Section 5.14 Section 5.13 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Section 5.15 Section 5.14 Action with Respect to Securities of Other Corporations. The Executive Chairman, if any, the President and Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors, the Executive Chairman or the President and Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority. ARTICLE VI. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES Section 6.01 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation 14 -

ARTICLE VII. CAPITAL STOCK Section 7.01 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President and Chief Executive Officer, the Chief Operating Officer, if any, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles or other electronic formats. In case any officer, transfer agent or registrar who has signed or whose facsimile or other electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Section 7.02 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.02 or Section 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.02 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Section 7.03 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Section 7.04 Lost Certificates. The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or 17 -

the stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws. The foregoing ThirdFourth Amended and Restated Bylaws are effective as of August [ ]January 1, 20172019. 20 -